EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Form S-1 Registration Statement of EvergreenBancorp, Inc. of our report dated February 25, 2006 appearing in the Annual Report on Form 10-K of EvergreenBancorp, Inc. for the year ended December 31, 2005. We also consent to the reference to us under the headings “Experts” in the Form S-1 Registration Statement

Crowe Chizek and Company LLC
/s/ Crowe Chizek and Company LLC
Oak Brook, Illinois
August 31, 2006